EXHIBIT 10.35

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                 SOFTWARE LICENSE AND ASSET ACQUISTION AGREEMENT
                          GENOMICA THIRD PARTY SOFTWARE


THIS SOFTWARE LICENSE AND ASSET ACQUISITION AGREEMENT ("Agreement") is made and entered into as of April 4, 2002 ("Effective Date") by and between EXELIXIS, INC., a Delaware corporation with a principal place of business at 170 Harbor Way, P.O. Box 511, South San Francisco, California 94083-0511, including its Affiliates (any entity that controls, is controlled by or is under common control with Exelixis) (collectively, "Exelixis"), and VISUALIZE INC., a Nevada corporation with its principal place of business at 3333 E Camelback Road, Suite 150, Phoenix, Arizona 85018 ("Visualize"). Exelixis and Visualize may also be referred to as "Parties" or a "Party" herein.


                                    RECITALS

WHEREAS, Exelixis is the owner of certain proprietary software products previously owned by Genomica Corporation under the names of LinkMapper, Discovery Manager, and Vertebrate Reference Database and a partially developed software product known as dmGenetics (formerly known as Discovery Manager Genetics) as well as other related tangible and intangible assets related to the development and licensing of those products;

WHEREAS, Exelixis has retained certain individuals and facilities located in Sacramento, California in order to further develop the software products;

WHEREAS,  the  Parties  entered  into  that certain Proposal to Acquire Genomica
Software Business on or about January 29, 2002 ("Proposal"), and the Parties have performed the obligations described therein. This Agreement is the definitive agreement which was contemplated in the Proposal;

WHEREAS, Visualize desires to license the Software with all rights and obligations to third parties currently licensing the Software, including the sole right to further develop and license the Software to other third parties, to acquire ownership of the dmGenetics software product, and to acquire the Other Assets (as defined below) from Exelixis;

WHEREAS, Exelixis desires to license to Visualize the software, and to transfer the related tangible and intangible assets to Visualize under the terms and conditions of this Agreement;

WHEREAS, Visualize has agreed to pay Exelixis total consideration of up to Two Million Three Hundred Fifty Thousand US Dollars (US $2,350,000) for licenses to the software and sale or license of the related Other Assets in accordance with the terms and conditions of this Agreement; and


NOW THEREFORE, in consideration of the following premises and the mutual promises and covenants set forth below, the Parties agree as follows:


                           ARTICLE 1.     DEFINITIONS

     For purposes of this Agreement, the terms defined in this Article shall have the meanings specified below. These terms are intended to encompass both the singular and plural forms.

1.1 "AFFILIATE" with respect to any person or entity, any other person or entity, which controls, is controlled by or is under common control with such person or entity. For purposes of this Agreement, a person or entity shall be in "control" of an entity if it owns or controls at least fifty percent (50%) of the equity securities of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority), or otherwise has the power to control the management and policies of such other entity.

1.2 "CONFIDENTIAL INFORMATION" shall mean confidential and proprietary information disclosed by a Party hereto (the disclosing Party) to the other Party hereto (the receiving Party) which relates to either Party's business, products and services, which (a) if in written form, is marked "Confidential" or "Proprietary", or (b) if in other than written form, is identified by the disclosing Party as confidential upon disclosure, reduced to summary writing or other tangible form, marked as "Confidential" or "Proprietary", and a copy delivered to the receiving Party within thirty (30) days of such disclosure. Confidential Information shall include non-public information about the Software. This Agreement shall be deemed to be Confidential Information.

1.3 "INITIAL PAYMENT CUSTOMERS" shall mean those customers identified on EXHIBIT E attached hereto.
----------

1.4 "LIFE SCIENCES" shall mean any or all of the following businesses or operations: health care, medical product, medical services, pharmaceutical, biotechnology, drug discovery, drug development, contract research services, contract laboratory, agrichemical, agrochemical, agricultural biotechnology, academic institutions involved with any of the forgoing, and any instrument vendors or suppliers to any of the foregoing.

1.5 "NET SALES" shall mean an amount equal to Visualize's receipts, net of returns and allowances, from any sales of Visualize products and services to Life Sciences customers, where the term "sale" shall include any disposition, transfer or license as well as any receipts from related consulting or training services provided in connection with any disposition, transfer or license. In the event of disposition to an Affiliate of Visualize, Net Sales shall be calculated on the sale to an unaffiliated third party. Net Sales shall not include (a) sales, value added and use taxes which are received by Visualize which are associated with the sale of Visualize products and services; (b) commissions on sales which are paid to third parties (not including Affiliates of Visualize); and (c) third party costs of shipping, handling and installation of products actually paid or credited by Visualize to such third parties.

1.6 "OTHER ASSETS" shall mean all (a) patents, copyrights, trademarks, trade names, service marks, designs, drawings, specifications, documentation and plans related to the Software as identified on EXHIBIT B; (b) "Genomica" domain
                                                ---------
names, website content, databases, third party licenses, leases, development software licenses, reseller agreements, value added reseller agreements, support contracts, customer lists, marketing plans, pricing schedules, as identified on EXHIBIT B; (c) accounts receivable and customer contracts as identified on
----------
EXHIBIT  C;  and  (d)  tangible  assets  identified  on  EXHIBIT  D.
----------                                               ----------

1.7 "SOFTWARE" shall mean all current versions and releases of the computer software identified on EXHIBIT A attached hereto in object and source code
                          ----------
format under the names of LinkMapper, Discovery Manager, Vertebrate Reference Database, and dmGenetics (or Discovery Manager Genetics) as such computer software exists on the Effective Date.

                          ARTICLE 2.     LICENSE GRANTS

2.1     LICENSE  TO  SOFTWARE.     Subject  to  the terms and conditions of this
Agreement,  Exelixis  hereby  grants,  and  Visualize  accepts:

     (a) a worldwide, fully paid, perpetual, non-exclusive license to the Software, including the right to make, have made, use, offer for sale, sell, have sold, import, have imported, modify, sublicense and prepare derivative works based upon or including the Software; and

     (b) a worldwide, fully paid, perpetual, exclusive license to make, have made, use, offer for sale, sell, have sold, import, have imported, modify, and sublicense any and all derivative works based upon or including the Software.

2.2 EXELIXIS INTERNAL USE LICENSE. Exelixis shall retain a worldwide, fully paid, royalty free, perpetual, non-exclusive license to the Software solely for internal use. "Internal use" shall mean use by Exelixis' employees or contractors at Exelixis premises for the conduct of its proprietary operations, and not as a service bureau or for the performance of services for third parties who are not licensors of an Exelixis pharmaceutical product in development. Internal use shall include use by Exelixis' Affiliates, subject to meeting the forgoing limitations.

2.3 LICENSE TO DERIVATIVE WORKS. Visualize hereby grants, and Exelixis accepts a world-wide, perpetual, fully paid, non-exclusive license, in source and object code, for internal use only, to commercially released versions of derivative works of the Software ported to Oracle Corporation databases prepared by or for Visualize. The license hereunder shall apply to versions of the Software that are released prior to the payment by Visualize of the Maximum Total Price described in Section 4.3 (but in any event, not earlier than [ * ]) This license does not include a license to the source code for the proprietary code, routines and tools which are owned by Visualize as of the Effective Date, or derivative works thereof, provided that the application programming interface for the purpose of accessing and manipulating the underlying Oracle database shall be made available to Exelixis as part of the licensed Software. The Parties shall as of the Effective Date enter into a separate agreement for the support by Visualize of the Software licensed to Exelixis pursuant to this section, at no cost to Exelixis.

2.4 COVENANT OF EXELIXIS. Subject to the terms and conditions of this Agreement and except as may be provided under existing license agreements as of the Effective Date, Exelixis shall not grant to any third party a license or sublicense of any rights to the Software, including any right to modify the Software or create any derivative works based upon or including the Software, without the prior written consent of Visualize, which consent may be withheld in the sole discretion of Visualize.

2.5     RIGHTS.     Exelixis  and  its  third  party licensors retain all right, title and interest in the Software except for the licenses granted under this Agreement, except as provided in Section 2.8 hereof.

2.6 SUBLICENSES. To the extent applicable, Visualize shall comply with and be responsible for, and shall ensure that any sublicenses hereunder comply with the obligations under that certain Value Added Remarketer Agreement between Genomica Corporation and Gemstone Systems, Inc. dated October 20, 1998, as amended.

2.7     EXISTING  CUSTOMER  RENEWALS.      Each  of Exelixis and Visualize shall
use best commercially reasonable efforts to cause Initial Payment Customers to renew existing licenses to the Software under existing agreements.

2.8 TRANSFER OF OWNERSHIP OF SOFTWARE TO VISUALIZE. Upon the payment by Visualize of the Maximum Total Payments described in Section 4.3 (but in any
event,  not  earlier than        [ * ]), Exelixis shall, subject to the licenses
to Exelixis hereunder, assign to Visualize all of Exelixis' right, title and interest in the Software.

   ARTICLE 3.          TRANSFER OF OTHER ASSETS; EXISTING SUPPORT OBLIGATIONS

3.1 OTHER ASSETS. At the Effective Date, Exelixis shall convey and assign, or if assignment is impracticable, license to Visualize all right, title and interest in and to the Other Assets. Visualize shall be responsible for any fees, filing expenses or other costs associated with the acceptance or licensing of such rights from Exelixis.

3.2 SACRAMENTO LEASE. Exelixis shall have the right to procure the landlord's consent to assign that certain Standard Sublease ("Sacramento Lease") between American Tower, Inc. and Genomica Corp. dated February 14, 2001, or if assignment is impracticable, to sublet to Visualize the premises located at 12150 Tributary Point Road, Suite 100, Sacramento, California. Visualize shall use commercially reasonable efforts to cooperate with such assignment or subletting, provided, however, no person or entity shall be obligated to guarantee the obligations of Visualize to the landlord. Upon an assignment or sublease of the Sacramento Lease, Visualize shall reimburse Exelixis [ * ] and make payments thereon commencing with the Effective Date. In the event that assignment or subletting is impracticable, Visualize shall reimburse Exelixis for payments made under the Sacramento Lease, including related utilities and services for those facilities.

3.3     CERTAIN  SOFTWARE  DEVELOPERS.     Visualize  has retained and is in its
discretion shall be solely responsible for employment of the following individuals as of the Effective Date: [ * ]. These individuals have been under the direction of a designee of Visualize, primarily [ * ].

3.4 OTHER CONSULTANTS. Visualize in its discretion shall be responsible for retaining [ * ] as well as any other consultants Visualize deems necessary or appropriate to continue the development and transfer of the Software under this Agreement.

3.5     SUPPORT  OBLIGATIONS.     Effective  upon  the Effective Date, Visualize
shall be solely responsible for Software support obligations for any Initial Payment Customers as well as any new customers of Visualize.

3.6     DEMONSTRATION  LICENSES  AND  INSTALLATIONS.     Exelixis  and Visualize
shall use commercially reasonable efforts to identify and ensure that demonstration and beta installation sites, including Glaxo SmithKline Corporation, are appropriately licensed with respect to any use of the Software permitted as of the Effective Date.

                          ARTICLE 4.          PAYMENTS

4.1 INITIAL PAYMENTS. With respect to Software renewal payments (i.e., those under licensing agreements with Genomica Corporation or its successors in effect as of the Effective Date) in 2002 received from Initial Payment Customers (including payments received in 2002 prior to the Effective Date), the Parties agree to [ * ] for the following:

[  *  ]

4.2 SUBSEQUENT PAYMENTS. With respect to any revenues from the Net Sales of the dmGenetics software product and its derivative works and any other products of Visualize (other than renewals of Software licenses covered under Section 4.1) which are sold, licensed or otherwise provided to Life Sciences customers, Visualize shall pay to Exelixis an amount equal to [ * ].

4.3 MAXIMUM TOTAL PAYMENTS. The aggregate maximum amount of payments to Exelixis under Sections 4.1 and 4.2 (not including its reimbursement of amounts received or paid pursuant to Section 4.1) shall not exceed two million three hundred fifty thousand US dollars (US $2,350,000).

4.4 4.4 PAYMENT SCHEDULE. All amounts payable hereunder shall be paid [ * ] commencing with [ * ].

4.5 REPORTS. A Party making any payment hereunder shall deliver to the other Party a report in reasonable detail containing the gross receipts from the license, sale, lease or other disposition of the Software by customer together with a calculation of the amount payable to such Party for the applicable calendar quarter at the time of delivery of the payments due under this Article 4.

4.6 AUDIT RIGHTS. A Party may, upon reasonable prior notice to the other Party, not more than [ * ], cause a third party auditor to review and audit the records of the other Party which are reasonably necessary to verify compliance with the payment terms of Article 4 of this Agreement. Any audit shall be conducted during normal business hours and all information reviewed shall be considered Confidential Information (as defined below) of the other Party. In the event that the audit reveals an error or other failure to make payments to a Party as provided under this Agreement in excess of [ * ] of the amounts payable, then the Party having the payment obligation shall immediately pay the underpayment amount to the party which is entitled to the payment and reimburse the fees of the audit.

4.7 TAXES. The amounts payable to Exelixis under this Agreement do not include, and Visualize shall be responsible for all sales, use, property, value-added or other taxes (including amounts required to be withheld for purposes of paying the foregoing) applicable to the receipts of Visualize;
provided that Visualize shall in no event be responsible for any income taxes applicable to the fees received by Exelixis hereunder.

                      ARTICLE 5.     CONDITIONS TO CLOSING

5.1     VISUALIZE.     Satisfaction  or waiver of the following conditions shall
be  a  condition  to  Visualize's  obligations  under  this  Agreement:

          (a)  the  representations  and  warranties  of  Exelixis  set forth in
               Article  7  shall  be  true and correct as of the Effective Date;
          (b) the escrow account which was established pursuant to the terms of the Proposal shall be released to Visualize; and
          (c) the covenant of Exelixis in Section 2.4 shall remain in effect as of the Effective Date.

5.2     EXELIXIS.     Satisfaction or wavier of the following condition shall be a  condition  to  Exelixis'  obligations  under  this  Agreement:

          (a)  the representation and warranty of Visualize set forth in Section
               7.1  shall  be  true  and  correct  as  of  the  Effective  Date.

                         ARTICLE 6.      CONFIDENTIALITY

6.1     PROTECTION.       The  Parties shall share Confidential Information, but
in no event shall Visualize be obligated to disclose proprietary information of its customers, except to the extent expressly provided in this Agreement. With respect to Confidential Information that may be disclosed by one party ("Discloser") to the other party ("Recipient"), Recipient agrees:
          (a) To protect such Confidential Information from disclosure to others, using the same degree of care used to protect Recipient's Confidential Information, but in any case using no less than a reasonable degree of care. Recipient may disclose Confidential Information received hereunder to its employees, subcontractors, agents, representatives, and affiliates, who have a need to know to accomplish the purposes of this Agreement and who are bound by terms of confidentiality, non-use and nondisclosure at least as strict as set forth herein prior to disclosure to protect the received Confidential Information. Each party agrees that it shall enforce the provisions of any agreements of nondisclosure set forth in the preceding sentence, and shall remain responsible for any breaches of this Article 6 by its employees, subcontractors, agents, representatives, and affiliates. Recipient agrees to promptly notify the Discloser in the event it learns of any unauthorized use or disclosure of the Discloser's Confidential Information. Confidential Information shall not otherwise be disclosed to any third party without the prior written consent of the Discloser;

          (b) To use such Confidential Information only for the business purpose as expressly permitted by this Agreement;

          (c) Not to make copies of any such Confidential Information or any part thereof except for the business purpose; and

          (d) To reproduce and maintain on any copies of any Confidential Information such proprietary legends or notices marked "confidential", whether of Discloser or a third party, as are contained in or on the original or as the Discloser may otherwise reasonably request in writing.

6.2 PERMITTED DISCLOSURE. Recipient shall not have any liability to Discloser with respect to the disclosure of this Agreement to the extent such disclosure is reasonably necessary to enforce the terms hereof or to comply with any applicable law, rule or regulation, and with respect to the use or disclosure to third parties of such Confidential Information as such Recipient can by written evidence establish:

          (a) is or has become public knowledge as of the date of this Agreement through no fault of the Recipient, its employees, subcontractors, agents, representatives or affiliates;

          (b) was rightfully in the possession of the Recipient prior to disclosure by the Discloser;

          (c) is received by the Recipient at any time from a third party lawfully having possession of such information and lawfully empowered to disclose such information; or

          (d) is independently developed by the Recipient, its employees, subcontractors, agents, representatives or affiliates, without the aid, application, or use of Confidential Information disclosed hereunder.

6.3 NOTICE OF DISCLOSURE. In cases other than the disclosure of this Agreement pursuant to efforts to enforce its provisions, in the event Recipient is required by law, regulation or court order to disclose any of Discloser's Confidential Information, Recipient will promptly notify Discloser in writing prior to making any such disclosure in order to facilitate Discloser seeking a protective order or other appropriate remedy from the proper authority.
Recipient agrees to cooperate with Discloser in seeking such order or other remedy. Recipient further agrees that if Discloser is not successful in precluding the requesting legal body from requiring the disclosure of the Confidential Information, then Recipient will furnish only that portion of the Confidential Information which is legally required and will exercise all reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information.

6.4     TERM  OF  PROTECTION.     The obligations of confidentiality and non-use
agreed to herein shall terminate [ * ] from the date of termination or expiration of this Agreement.

                  ARTICLE 7.     REPRESENTATIONS AND WARRANTIES

7.1 DUE AUTHORIZATION; EFFECTIVENESS. Each Party represents and warrants to the other that as of the Effective Date it has the legal right and power to enter into this Agreement, to extend the licenses granted to the other in this Agreement, and to fully perform its obligations hereunder, and that the performance of such obligations will not conflict with its charter documents or any agreements, contracts, or other arrangements to which it is a party.

7.2 DISCLOSURE BY EXELIXIS. Exelixis represents to its knowledge that it has provided Visualize with access to or otherwise made available all records, documents, files, contracts currently in effect, source code, object code, databases, analyses, marketing studies, personnel, patent applications, trademark applications, copyright registrations and electronic files related to the Software and the Other Assets in the possession of Exelixis or the former employees of Genomica Corporation retained by Exelixis.

7.3 PROPRIETARY RIGHTS. Exelixis represents and warrants that the Software does not infringe or misappropriate any patent, copyright or other intellectual property right of a third party. Exelixis represents and warrants that it can grant the licenses and perform its other obligations hereunder with respect to the Software as of the Effective Date without the consent or participation of any third party licensors.

7.4 TITLE TO OTHER ASSETS. Exelixis represents and warrants that, to the extent assignable, title to the Other Assets shall be transferred free and clear of any liens, encumbrances or claims of third parties; provided that no representation or warranty is made with respect to the intellectual property rights under any of the third party licenses, development software licenses, website content or databases comprising the Other Assets.

      ARTICLE 8.     INDEMNIFICATION; DISCLAIMER OF WARRANITES; LIMITATION OF
                         LIABILITY

8.1 INDEMNIFICATION BY EXELIXIS. Exelixis hereby agrees to defend, indemnify and hold Visualize harmless from and against any and all damages, settlements, costs, and out-of-pocket expenses (including reasonable attorneys' fees) incurred in connection with or arising from any claims against Visualize for infringement of any intellectual property rights of any third party with respect to the activities of Exelixis with the Software from December 28, 2001 through the Effective Date.

8.2 INDEMNIFICATION BY VISUALIZE. Visualize hereby agrees to defend, indemnify and hold Exelixis harmless from and against any and all damages, settlements, costs, and out-of-pocket expenses (including reasonable attorneys' fees) incurred in connection with or arising from any claims against Exelixis arising from or based upon any action or omission of Visualize or its agents or employees with respect to the Software.

8.3 DISCLAIMER. OTHER THAN AS PROVIDED IN ARTICLE 7, THE SOFTWARE AND OTHER ASSETS ARE PROVIDED "AS IS" AND EXELIXIS DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND WITH REGARD TO THE SOFTWARE AND OTHER ASSETS, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ANY WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE OR THE WARRANTY OF NONINFRINGEMENT. FURTHERMORE, EXELIXIS DISCLAIMS ANY WARRANTY THAT THE SOFTWARE WILL MEET VISUALIZE'S REQUIREMENTS OR THAT THE OPERATION OF THE SOFTWARE WILL BE ERROR-FREE OR UNINTERRUPTED.

8.4     LIMITATION  OF LIABILITY.     Neither Party shall be liable to the other
for consequential, incidental, indirect or punitive damages in connection with this Agreement or with any license granted hereunder.

                                 9.     CLOSING

9.1 CLOSING. The closing of the transaction contemplated under this Agreement shall occur by the exchange of documents via fax and overnight delivery during business hours on April 4, 2002, except as may otherwise agreed upon by the Parties in writing.

9.2     DELIVERIES.       Not  later  than  the  closing:

          (a) Visualize and Exelixis shall agree upon a schedule and process for the assignment of Initial Payment Customer contracts and the assignment or sublease under the Sacramento Lease;

          (b) Exelixis shall convey to Visualize by bill of sale the tangible assets identified on Exhibit D;

          (c) Exelixis shall convey to Visualize by assignment the other assets identified on Exhibit B;

          (d) Visualize and Exelixis shall agree upon a schedule of the payments received and the expenses claimed pursuant to Section 4.1;

          (e) Exelixis shall deliver possession of the premises in the Sacramento Office to Visualize; and

          (f) Visualize and Exelixis shall enter into a support agreement pursuant to Section 2.3.

9.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of each of the Parties under Article 7 shall survive the Effective Date by a period of one year.

                               10.     TERMINATION

10.1 TERMINATION. This Agreement may be terminated by either Party upon [ * ] prior written notice for a material breach of this Agreement, which breach shall not have been cured within the specified notice period. Insolvency or the entry into an agreement with creditors or the appointment of a receiver for any Party hereto shall be deemed a material breach by such Party hereunder.

10.2 EFFECT OF TERMINATION. In the event of termination for breach of this Agreement by Visualize, the license grants hereunder shall terminate as of the effective date of termination and Visualize shall immediately cease any use of the Software and return all copies of the Software to Exelixis. In the event of termination for breach of this Agreement by Exelixis, all amounts paid by Visualize hereunder or pursuant to the Proposal shall immediately be repaid or released to Visualize.

                           11.     GENERAL PROVISIONS

11.1 FORCE MAJEURE. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any term of this Agreement (other than an obligation for the payment of money) when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), riots, strikes, power outages, lockouts or other labor disturbances, terrorists attacks, acts of God, or acts, omissions or delays in acting by any court, governmental authority or the other Party.

11.2 NOTICES. Formal notices required or permitted hereunder shall be given in writing. Written notices may be delivered personally, sent by first class mail or by recognised overnight courier service, or transmitted electronically or facsimile. Any notices shall be sent to the following:

                         If  to  Visualize:
                         ------------------
                         Brad  Edwards
                         3333  E.  Camelback  Road
                         Suite  150
                         Phoenix,  AZ  85018
                         Fax:  602-861-0999

                         If  to  Exelixis:
                         -----------------
                         Chief  Financial  Officer
                         170  Harbor  Way
                         P  O  Box  511
                         South  San  Francisco,  CA  94083-0511
                         Fax:  650-837-8205

Or to such other address as a Party may designate to the other Party by written notice provided in accordance with this provision.

11.3 NO WAIVER. The failure by either Party to enforce at any time any of the provisions of this Agreement, or to exercise any election or option provided herein, shall in no way be construed as a waiver of such provisions or options, nor in any way to affect the validity of this Agreement or any part thereof, or the right of either Party thereafter to enforce each and every such provision.

11.4 HEADINGS AND COUNTERPARTS. All headings in this Agreement are for convenience only and shall not affect the meaning of any provision hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

11.5 ASSIGNMENT. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties. In the event of an assignment or other transfer by Visualize of any rights to the Software or any derivative works based upon or including the Software, the proceeds (whether in cash or in kind) to Visualize arising from such assignment shall be deemed Net Sales hereunder.

11.6     GOVERNING  LAW.          This Agreement will be governed by the laws of
the State of California, except with regard to its conflict of law provisions. Any dispute concerning the validity, interpretation or performance of this Agreement shall be finally settled in a court of competent jurisdiction in California.

11.7      SURVIVAL.     Other  than  as  provided  in Article 10, the rights and
obligations of Articles 2, 4, 6 and 8 shall survive any termination of this Agreement.

11.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the Parties concerning the subject matter hereof and supersedes all prior or contemporaneous agreements, negotiations, and understanding of Parties with respect thereto including but not limited to the Proposal. No representation, promise, modification or amendment shall be binding upon either Party as a warranty or otherwise unless in writing and signed on behalf of each Party by a fully authorised representative.




          The remainder of this page has been intentionally left blank.

     IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement on the Effective Date.




EXELIXIS,                                    VISUALIZE,
Date  : April 4, 2002                        Date  : April 4, 2002
        -------------------                          --------------------
Signature:                                   Signature:

/s/  Glen  Sato                              /s/  Brad Edwards
---------------------------                  ----------------------------
Name  :  Glen  Sato                          Name  :  Brad  Edwards
Title  :  Chief  Financial  Officer          Title  :  Chairman  &  CEO





[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT A


List  of  Software:

                         1)  Discovery  Manager
                         2)  Discovery  Applications  and  Tools
                         3)  Vertebrate  Reference  Database
                         4)  Link  Mapper
                         5)  dmGenetics  (also  known  as  Discovery  Manager
                              Genetics)
                         6)  dmCore
                         7)  Expression  Database
                         8)  K-EM

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT B
                                  Other Assets

1) Patents, copyrights, trademarks, trade names, etc.: No patents or registered copyrights. Trademarks and pending trademark applications as attached.

2)   Assets  and  liabilities  as  follows:
          a.  "Genomica"  domain  names  (assignment  in  progress),
          b.  website  content  (previously  delivered),
          c.  databases,
          d.  third  party  licenses
               (Reasonable  number  related  to  6  seats  in  Sacramento)
               Adobe:  FrameMaker  6.0
               Adobe  :  Acrobat  4.0  and  5.0
               Allaire  :  Homeslte  v4.5
               XML  Spy  3.5
               Benthic  Software  :  GoldView  and  Golden
               Borland  :  Jbuilder  v4.0  and  v5.0
               InstallShield  Professional
               Infragistics  Suite
               Microsoft  :  Project  2000
               Microsoft  :  Visual  Basic
               Microsoft  :  Visio  Pro  2000
               Microsoft  :  Visual  C++  Professional  with  Plus
               Pack  and  Reference  Library
               Microsoft  :  Visual  Studio  Professional
               Merant  :  PVCS  Tracker
               Mercury Interactive : Test Director, LoadRunner and WinRunner Oracle : Enterprise, Standard and Personal Oracle
               ParaSoft  :  Jtest
               Quest  Software  :  Toad  v6.5  and  v7.0
               Starbase  Corporation  :  Star  Team
               Component  One  :  VS  FlexGrind  Pro
          e. leases-that certain Standard Sublease dated February 14, 2001 by and between American Tower, Inc. and Genomica Corporation for the premises located at 12150 Tributary Point Road, Suite 100, Sacramento, California, including all related utilities and services for that facility [ * ],
          f.   development  software  licenses,
          g.   reseller  agreements--none,
          h.   value  added  reseller  agreements--none,
          i. support contracts-contracts for Initial Payment Customers previously provided,
          j. customer lists, marketing plans, and pricing schedules-previously provided


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT C

Accounts  Receivable-None

Customer Contracts-Existing Agreements with Initial Payment Customers previously provided.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHIBIT D

Tangible  Assets:


          1.   ELECTRICAL/ELECTRONIC  EQUIPMENT  AND  SOFTWARE

          PERSONAL
               5  Dell  Computer  Corporation  Latitude  C800
               6  Dell  21"  P110  Iltrascan
               5  Dell  docking  station  and  monitor  stand
               2  optical  mice
               4  normal  mice
               2  Microsoft  Internet  Keyboard
               1  Microsoft  Natural  Keyboard  Pro
               2  Microsoft  Natural  Keyboard
               6  Normal  Keyboards
               6  Lucent  Partner  18  Phone
               1  Lucent  Partner  18D  phone
               1  HP  LaserJet2100

          SHARED  EQUIPMENT
          1  Optiquest  monitor
          1  Sun  Ultra  80
          1  External  Disc  Array
          1  DLT  Tape  Drive
          1  Rack
          1  Rack  Mount  Compaq  Proliant  D1380
          1  APC  Smart  UPS  (Rack  Mount)
          1  Raritan  Switch  Man  KVM  Switch
          1  Cisco  z600
          1  Cisco  Catalyst  3500  Series  XL
          1  Cisco  Secure  PIX  506  Firewell
          1  Cayman  DSL  modem
          1  Netgear  Fast  Ethernet  Switch
          1  GE  Analog  Phone
          1  APC  Smart  UPS1000
          1  APC  Smart  UPS650
          1  APC  Smart  UPS500
          1  Lucent  Telephone  System
          1  Mimio  Presentation  Hardware
          1  Polycom  Sound  Station
          1  Rooper  Fridge  Freezer
          1  Microwave
          1  HP  Fax  1220
          1  HP  LaserJet4100TN
          2  Netgear  fast  Ethernet  switch  fs105
          1  Canon  PC980  Copier
          2  Dell  Optiplex  GX110
          1  Dell  17"  monitor
          Server  from  Boulder  identified  as  'Ramrod"
          Server  from  Boulder  identified  as  "Blackbox"


          2.   FURNITURE.

               CUBICLE  AREA  :
               ----------------
               5  Complete  Technicron  office  cubicles

               OFFICE  1:
               ----------
               Single office with three piece Technicron workstation 1 round Technicron table
               4  Technicron  side  chairs
               1  Technicron  office  chair
               1  Technicron  bookcase

               OFFICE  2  :
               ------------
               Double office with three piece Technicron workstation 2 Technicron office chairs

               OFFICE  3:
               ----------
               1  Technicron  Conference  table
               8  Technicron  conference  chairs

               OFFICE  4:
               ----------
               Double office with three piece Technicron workstation 2 Technicron office chairs
               2  Technicron  side  chairs

               OFFICE  5:
               ----------
               Single office with one three piece Technicron workstation 1 Technicron bookcase
               1  Technicron  Office  Chair

               HALLWAY  :
               -------
               1  Hon  metal  Technicron  supply  cabinet
               2  Technicron  printer  tables
               1  mail  sorting  table

               KITCHEN  :
               ----------
               1  large  Technicron  black  bookcase
               2  semi  circular  Technicron  tables
               4  Technicron  side  chairs



[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                    EXHBIT E

                            INITIAL PAYMENT CUSTOMERS

                                      [ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.